UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2017

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 20, 2017, Nektar Therapeutics, a Delaware corporation (the “Company”), promoted Stephen K. Doberstein, Ph.D., who previously served as Senior Vice President and Chief Scientific Officer, to the position of Senior Vice President Research and Development and Chief Research and Development Officer. The full biography and other information of Dr. Doberstein required by Item 5.02(c) of Form 8-K are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2017 and the Company’s proxy statement on Schedule 14A for the 2017 annual meeting of stockholders filed with the SEC on May 1, 2017, and such biography and information are incorporated by reference into this Item 5.02.

In connection with the promotion, the compensation committee (the “Compensation Committee”) of the board of directors of the Company approved an increase of Dr. Doberstein’s 2017 annual base salary from $519,600 to $600,000 with an annual performance bonus target of at least 50% of his annual base salary. The actual amount of such performance bonus will range from 0% to 200% based on the Compensation Committee’s assessment of a combination of corporate and personal objectives.

On November 16, 2017, in connection with its focus on expanding development of its immuno-oncology pipeline, the Company decided to conclude its employment relationship with Ivan Gergel, M.D., who currently serves as the Senior Vice President, Drug Development and Chief Medical Officer. The Company recognizes Dr. Gergel for his contribution to the successful Phase 3 clinical trials for NKTR-181. The expected date of Dr. Gergel’s departure is December 20, 2017 (the “Departure Date”). Pursuant to the terms set forth in Dr. Gergel’s offer letter dated as of May 14, 2014 (the “Offer Letter”), Dr. Gergel and the Company agreed to enter into a separation and general release agreement in the event of a termination without cause. The Offer Letter was filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 26, 2015. Pursuant to the terms of the Offer Letter, Dr. Gergel is expected to enter into such separation and general release agreement.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

Date:	November 22, 2017